Exhibit 21

Subsidiaries of Cabot Corporation (as of September 30, 2025)*

Subsidiary	State/Jurisdiction of Incorporation
Cabot Argentina S.A.I.C.	Argentina

Cabot Australia Holdings Pty. Ltd.	Australia

Cabot Plastics Belgium S.A.	Belgium

Cabot Performance Materials Belgium S.P.R.L.	Belgium

Cabot Brasil Industria e Comércio Ltda.	Brazil

Cabot Canada Ltd.	Ontario, Canada

8755329 Canada, Inc.	Quebec, Canada

Tech Blend Corporation	Quebec, Canada

Cabot Plastics Canada LP	Quebec, Canada

Shanghai Cabot Chemical Company Ltd.	China

Cabot (China) Limited	China

Cabot Advanced Battery Materials (Tianjin) Co., Ltd	China

Cabot Bluestar Chemical (Jiangxi) Co., Ltd.	China

Cabot Chemical (Tianjin) Co., Ltd.	China

Cabot Performance Materials (Shenzhen) Co., Ltd.	China

Cabot Performance Materials (Zhuhai) Co., Ltd.	China

Cabot Performance Products (Tianjin) Co., Ltd.	China

Cabot Risun Chemical (Xingtai) Co., Ltd.	China

Cabot HengYeCheng Performance Materials (Inner-Mongolia) Company Limited	China

Cabot Performance Materials (Xuzhou) Co., Ltd. (fka NSCC Carbon (Jiangsu) Co., Ltd.)	China

Cabot Colombiana S.A.S.	Colombia

CS Cabot spol, s.r.o.	Czech Republic

Cabot Czech Holding Company s.r.o.	Czech Republic

Cabot France S.A.S.	France

Cabot Carbone S.A.S.	France

Cabot GmbH	Germany

Cabot Holdings I GmbH	Germany

Cabot Holdings II GmbH	Germany

Cabot Aerogel GmbH	Germany

Cabot Battery Materials GmbH	Germany

Cabot India Private Limited	India

P.T. Cabot Indonesia	Indonesia

Exhibit 21

Subsidiary	State/Jurisdiction of Incorporation
PT Cabot Asia Pacific South	Indonesia

Cabot Italiana S.p.A.	Italy

Cabot Performance Materials Italy S.r.l	Italy

Aizu Holdings G.K.	Japan

Cabot Japan K.K.	Japan

Cabot Supermetals K.K.	Japan

Cabot Specialty Chemicals, Inc. G.K.	Japan

Cabot Korea Y.H.	Korea

SIA Cabot Latvia	Latvia

Cabot Luxembourg Holdings S.à.r.l.	Luxembourg

Cabot Luxembourg Investments S.à.r.l.	Luxembourg

Cabot Luxembourg TC S.à.r.l.	Luxembourg

Cabot NHUMO Holdings I S.à.r.l.	Luxembourg

Cabot Asia Sdn. Bhd.	Malaysia

Cabot Materials Research Sdn Bhd.	Malaysia

Cabot (Malaysia) Sdn. Bhd.	Malaysia

CMHC, Inc.	Mauritius

Cabot Singapore Pte. Ltd.	Singapore

Cabot Specialty Chemicals Mexico S.A.P.I. de C.V.	Mexico

Cabot S.A.	Spain

Cabot Battery Materials, S.A.	Spain

Cabot International GmbH	Switzerland

Cabot Switzerland GmbH	Switzerland

Cabot B.V.	The Netherlands

Cabot Finance B.V.	The Netherlands

Cabot Performance Materials Netherlands B.V.	The Netherlands

AHB Investments Limited	British Virgin Islands

HDF Investments Limited	British Virgin Islands

Ramaai Holdings Limited	British Virgin Islands

Cabot Performance Products FZE	Dubai, United Arab Emirates

Cabot Carbon Limited	United Kingdom (England)

Cabot G.B. Limited	United Kingdom (England)

Cabot Plastics Limited	United Kingdom (England)

Cabot U.K. Limited	United Kingdom (England)

Exhibit 21

Subsidiary	State/Jurisdiction of Incorporation
Cabot UK Holdings Limited	United Kingdom (England)

Cabot Performance Materials UK Limited	United Kingdom (England)

Cabot Activated Carbon Holdings UK Limited	United Kingdom (England)

Cabot Activated Carbon UK Limited	United Kingdom (England)

Applied NanoStructured Solutions, LLC	Delaware, United States

Beyond Lotus LLC	Delaware, United States

Cabot Asia Investments Corporation	Delaware, United States

Cabot Ceramics, Inc.	Delaware, United States

Cabot Corporation Foundation, Inc.	Massachusetts, United States

Cabot CSC LLC	Delaware, United States

Cabot Holdings LLC	Delaware, United States

Cabot Insurance Co. Ltd. (Vermont)	Vermont, United States

Cabot International Capital Corporation	Delaware, United States

Cabot Specialty Chemicals, Inc.	Delaware, United States

CDE Company	Delaware, United States

Energy Transport Limited LLC	Delaware, United States

Kawecki Chemicals, Inc.	Delaware, United States

Cabot Activated Carbon LLC	Delaware, United States

Northeast Boulevard, LLC	Florida, United States

Representaciones 1, 2 y 3 C.A.	Venezuela

Valores Ramaai C.A.	Venezuela